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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-54465, and 33-55360 on Form S-3 and Nos. 33-41870, 333-63397, 333-35231, and
333-63399 on Form S-8 of Viad Corp, of our report dated February 21, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note B), appearing in this Annual Report on Form 10-K of Viad Corp for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

February 21, 2002